EXECUTION VERSION

AMENDED AND RESTATED COLLATERAL AGENCY AGREEMENT

AMENDED AND RESTATED COLLATERAL AGENCY AGREEMENT, dated as of April 30, 2012 (as amended, supplemented or otherwise modified from time to time, this “Agreement”), among GE TF Trust a Delaware statutory trust (the “Trust”), GE Title Agent LLC, a Delaware limited liability company (“GETA LLC”, in its capacity as collateral agent, the “Collateral Agent”) and General Electric Capital Corporation, a Delaware corporation (together with its permitted successors and assigns, “GECC”).

RECITALS

WHEREAS, GE Capital Title Holding Corp., as Settlor and Initial Beneficiary, and Wilmington Trust Company, a Delaware banking corporation (“Wilmington Trust Company”), as UTI Trustee, Administrative Trustee and Delaware Trustee, have entered into a Trust Agreement, dated as of June 4, 2009 (as amended, supplemented or otherwise modified from time to time, the “Trust Agreement”);

WHEREAS, the Trust is comprised of an undivided trust interest (the “UTI”) and one or more special units of beneficial interest (each, a “SUBI”), each of which constitutes a separate series of the Trust under Delaware law, and each of which will have allocated to it certain specified Trust Assets;

WHEREAS, the financing of a SUBI will in some circumstances require that a security interest in certain Lease Assets allocated to such SUBI be granted to a Secured Party that will become a party to this Agreement by executing a Collateral Agency Supplement substantially in the form of Exhibit A hereto;

WHEREAS, this Agreement is also intended to protect the Trust’s interests in the event any Lease Asset is deemed a lease intended for security rather than a true lease;

WHEREAS, the Collateral Agent will be named as the lienholder on the certificates of title to certain Lease Assets in which a security interest is granted hereunder, for the benefit of the Secured Parties from time to time and the Trust; and

WHEREAS, this Agreement is being entered into to amend and restate that certain Collateral Agency Agreement, dated as of February 10, 2010, among the Trust, the Collateral Agent and GECC (the “Original Collateral Agency Agreement”).

NOW, THEREFORE, the parties hereto desire to execute and deliver this Agreement to provide for the appointment of the Collateral Agent as collateral agent hereunder. Accordingly, the parties hereto agree as follows:

Section 1.          Definitions.

Whenever used in this Agreement, unless the context otherwise requires, the following words and phrases shall have the following meanings:

“Administrative Trustee” means Wilmington Trust Company, acting not in its individual capacity, but solely as Administrative Trustee under the Trust Agreement, together with its permitted successors and assigns.

“Administrator” means GECC, in its capacity as administrator of the Collateral Agent, together with its permitted successors and assigns.

“Affiliate” means, with respect to any specified Person, any other Person that directly or indirectly controls, is controlled by or is under common control with such specified Person.

“Certificate of Title” means each certificate of title or other evidence of ownership of a Leased Vehicle issued by the Registrar of Titles in the respective jurisdiction in which each such Leased Vehicle is registered.

“Collateral” has the meaning set forth in Section 2.

“Collateral Agency Supplement” means a supplement to this Agreement, substantially in the form of Exhibit A hereto.

“Delaware Trustee” means Wilmington Trust Company, not in its individual capacity, but solely as Delaware Trustee under the Trust Agreement, together with its permitted successors and assigns.

“Designated Lease Assets” means, with respect to any Secured Party, the Lease Assets (a) (i) acquired by or financed with the proceeds advanced by such Secured Party (or advanced by other Persons for whose benefit such Secured Party acts as agent or trustee) or (ii) allocated to such Secured Party to support the outstanding loans, extensions of credit or other obligations arising under the Financing Documents related to such Secured Party, and (b) identified as Secured Property in the Collateral Agency Supplement pursuant to which such Secured Party became a party to this Agreement.

“Financing” means (i) a financing transaction of any sort undertaken by the Initial Beneficiary or a Special Purpose Entity or any leasing transaction entered into by the Initial Beneficiary, an Affiliate thereof or a Special Purpose Entity as lessor or lessee, which is, in any case, secured by or payable from, directly or indirectly, Trust Assets, by all or part of the Undivided Trust Interest or by any SUBI or any interest therein including, without limitation, any financing undertaken in connection with the issuance and assignment of a SUBI and related SUBI Certificate, (ii) any sale, transfer or pledge by the Initial Beneficiary, an Affiliate thereof or a Special Purpose Entity of any interest in one or more SUBIs, (iii) any other asset securitization, sale-leaseback, secured loan or similar transaction involving Trust Assets or any beneficial interest therein or in the Trust.

“Financing Document” means any transaction document or agreement entered into in connection with a Financing.

“Indemnified Liabilities” has the meaning set forth in Section 11.

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“Issuer” means, in connection with any Financing, the borrower, the issuer of any debt securities or similar party under the related Financing Documents.

“Lease Asset” means lease contracts of Vehicles, Vehicles that are subject of lease contracts, other equipment and/or other tangible property or assets, together with all non-severable appliances, instruments, accessories, furnishings, other equipment, additions, parts and improvements from time to time constituting a part thereof and all accessions thereto.

“Leased Vehicle” means each Lease Asset that is a Vehicle.

“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, bank, limited liability company, trust company, estate (including any beneficiaries thereof), unincorporated organizations or government or any agency or political subdivision thereof.

“Registrar of Titles” means any applicable department, agency or official in each state responsible for accepting applications for, and maintaining records regarding, Certificates of Title and liens thereon.

“Secured Party” means any party to this Agreement added as a Secured Party, party hereto by the execution and delivery of a Collateral Agency Supplement.

“Secured Property” means the Lease Assets in respect of which a lien on the related Certificate of Title in favor of the Collateral Agent is granted hereunder.

“Servicer” means GECC, in its capacity as servicer, together with its permitted successors and assigns.

“Servicing Agreement” means the Servicing Agreement, dated as of June 4, 2009, between the Trust and the Servicer, as amended, supplemented or otherwise modified from time to time.

“Special Purpose Entity” means a special purpose corporation, partnership, limited partnership, trust, statutory trust, limited liability company or other entity created for one or more Financings.

“SUBI Certificate” means one or more certificates representing each SUBI.

“SUBI Trustee” means the trustee appointed by each holder of a SUBI, which shall perform such duties, have such responsibilities and adhere to such standards of care as are specified in the Trust Agreement, but only with respect to the SUBI for which it was appointed.

“Trust Asset” means the property owned by the Trust.

“Trustees” means the Delaware Trustee, the UTI Trustee, the Administrative Trustee and any SUBI Trustee.

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“Undivided Trust Interest” means all assets of the Trust other than those divided, identified Trust Assets that are allocated to a SUBI.

“UTI Trustee” means Wilmington Trust Company, not in its individual capacity, but solely as UTI Trustee under the Trust Agreement, together with its permitted successors and assigns.

“Vehicle” means any automobile, sport utility vehicle, limousine, van, truck (including any light-duty truck, medium-duty truck or heavy-duty truck), bus, tractor, trailer, chassis, utility vehicle or other vehicle or equipment, together with all of the Trust’s rights in all severable and non-severable appliances, instruments, accessories, furnishings, equipment, additions, parts and improvements from time to time constituting a part thereof and all accessions thereto.

Section 2.            Grant of Security Interest in Lease Assets. (a)          To secure the payment and performance by an Issuer of its obligations to the related Secured Parties in connection with the related Financing Documents, the Trust hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a continuing, first priority lien on all right, title and interest of the Trust in, to and under the following (the “Collateral”):

(1)         all Lease Assets;

(2)         all amounts paid in respect of the sale or other disposition of the related Lease Assets; and

(3)         any and all proceeds of the foregoing.

(b)          The Collateral Agent will hold the security interest in the Designated Lease Assets for a particular Secured Party as agent of that Secured Party.

Section 3.            Lien of Collateral Agent. (a) GETA LLC is hereby appointed, and GETA LLC hereby accepts such appointment, as Collateral Agent with respect to the Lease Assets and the Designated Lease Assets. The Collateral Agent shall act as agent for the Trust and with respect to any Lease Asset that is a Designated Lease Asset, as agent for the applicable Secured Party. As the Trust’s agent, the Collateral Agent shall hold and perfect a security interest in each Leased Vehicle to protect the Trust’s interest in the event any lease relating to such Leased Vehicle is deemed a lease intended as security. As the Secured Parties’ agent, the Collateral Agent shall hold and perfect a security interest in the applicable Designated Lease Assets to protect the applicable Secured Party’s security interests therein. Each of the Trust and each Secured Party hereby authorizes the Collateral Agent to be named, in a representative capacity as Collateral Agent, as the first lienholder on the Certificate of Title for each Leased Vehicle. Specifically, the Collateral Agent shall cause its name to be recorded as the first lienholder on the Certificate of Title for each Leased Vehicle, in a representative capacity, as Collateral Agent (i) for the Trust in the event any lease is deemed a lease intended as security under the Uniform Commercial Code; and (ii) for the applicable Secured Parties, with respect to any Leased Vehicle that is a Designated Lease Asset.

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(b)          The Collateral Agent consents to the use of the name “GE Title Agent LLC, as Collateral Agent” (or a similar phrase or abbreviation that will satisfy the relevant Registrar of Titles) as Collateral Agent on the application for the Certificate of Title for each Leased Vehicle including each Leased Vehicle that is a Designated Lease Asset, with any address of the Trust or its designee provided to the Collateral Agent being listed as the address of the Collateral Agent on each such application.

(c)          The Collateral Agent agrees that its security interest in the Leased Vehicles and the Designated Lease Assets shall be solely for the respective benefit of the Trust and the applicable Secured Party, respectively. The Collateral Agent hereby waives and releases any lien or security interest that it may be deemed to have in its individual capacity and not as agent with respect to any Lease Asset or the proceeds thereof.

Section 4.             Power of Attorney.

The Collateral Agent is hereby irrevocably appointed the true and lawful attorney-in-fact of each of the Trust and the Secured Parties, in its name and stead, for such purposes as are necessary or desirable to effectuate the provisions of this Agreement. Each such power of attorney is irrevocable and coupled with an interest. The Trust and each Secured Party hereby acknowledge that the Collateral Agent has appointed the Administrator to record and release the lien of the Collateral Agent in connection with acquiring, selling, transferring or otherwise disposing of Designated Lease Assets in connection with the servicing of the leases and Lease Assets.

Section 5.             Procedures.

If and to the extent the Collateral Agent receives any Certificate of Title or any written notices with respect to any such Certificate of Title, it shall promptly deliver such document to the Servicer, on behalf of the Trust. The Collateral Agent shall from time to time execute and deliver such assignments, terminations or other documents relating to the titling or transfer of such Certificates of Title as the Trust, the Administrator, the UTI Trustee or the applicable SUBI Trustee may reasonably request, and all costs and expenses related to such execution and delivery by the Collateral Agent shall be paid by the Trust, which payment may be made by or on behalf of the Servicer. In connection with any enforcement action taken with respect to any Lease Asset, the Collateral Agent shall take such actions as directed by the related Secured Party (or its designee) if such enforcement action is to be taken in connection with a Financing or by the Servicer on behalf of the Trust if such enforcement action is to be taken with respect to any Lease Asset that is not a Designated Lease Asset; provided that the Collateral Agent shall not be required to take any action that is contrary to law or that would subject the Collateral Agent or any of its officers, employees, agents or directors to liability, and the Collateral Agent shall not be required to take any action under this Agreement unless and until the Collateral Agent shall be indemnified to its reasonable satisfaction against any and all loss, cost, expense or liability in connection therewith.

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Section 6.             Designation of Secured Parties.

(a)          Each Secured Party, party hereto or who from time to time hereafter executes a Collateral Agency Supplement is hereby designated as a Secured Party senior in interest to any other Secured Party or any other Person with respect to the such Secured Party’s Designated Lease Assets.

(b)          If the indebtedness owed to any Secured Party is paid in full and the obligations of the related Issuer under the related Financing Documents giving rise to such indebtedness are paid in full, then the lien of the Collateral Agent on the Certificates of Title to the related Designated Lease Assets in favor of such Secured Party shall automatically be terminated and the lien of the Collateral Agent on such Certificates of Title shall be held until such time, if any, that any such Lease Asset becomes a Designated Leased Vehicle with respect to another Secured Party.

Section 7.            Term of Agreement.         The Collateral Agent may resign at any time by giving written notice to the Trust, the Secured Parties and GECC not less than sixty (60) days prior to the effective date of such resignation; provided that the Collateral Agent may not resign until such time as a successor has assumed such Collateral Agent’s duties, responsibilities and obligations under this Agreement. In the event of any such resignation, the Collateral Agent shall thereupon take any and all actions requested by the Secured Parties, the Trust, the Servicer on behalf of the Trust or GECC in connection therewith, all at the expense of Trust, which payment may be made by the Servicer.

Section 8.            Exculpatory Provisions. The Collateral Agent makes no representation as to the value or condition of the Designated Lease Assets or any part thereof, the status or designation of any Designated Lease Asset or of any Secured Party as to any statements, representations or warranties made by any other Person in or in connection with this Agreement or any Financing Document, as to the validity, execution, enforceability of this Agreement, priority, perfection, legality or sufficiency of this Agreement or any Financing Document or any documents or instruments referred to therein, or the sufficiency or effectiveness or perfection or priority of any lien on any collateral described in this Agreement, or as to the validity or collectability of any obligation contemplated by this Agreement, and the Collateral Agent shall incur no liability or responsibility in respect of any such matters; provided, however, that the Collateral Agent shall not be relieved from liability for its own negligence or willful misconduct.

Section 9.            Fees and Expenses of Collateral Agent.

The Collateral Agent shall be entitled to receive a fee payable by the Trust (which amount may be paid by the Servicer) for its services under this Agreement equal to $10,000 upon execution of this Agreement and $10,000 payable on each anniversary of the date of this Agreement.

Section 10.          No Adverse Interest of Collateral Agent.

The Collateral Agent shall not pledge, encumber, hypothecate, transfer, dispose of, or otherwise grant any third party interest in, the Certificates of Title except as expressly provided

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herein or as directed by the Trust or the applicable Secured Party pursuant to the related Financing Documents.

Section 11.         Indemnification of Collateral Agent.

The Trust agrees (i) to pay or reimburse the Collateral Agent (which amount may be paid by the Servicer) for all of its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, execution and delivery of, and any amendment, supplement or modification to, this Agreement and the consummation of the transactions contemplated by this Agreement and (ii) to pay or reimburse the Collateral Agent (which amount may be paid by the Servicer) for all of its reasonable out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement. GECC agrees to protect, indemnify and hold the Collateral Agent and its officers, directors, employees, agents, attorneys-in-fact and affiliates harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, with respect to this Agreement (“Indemnified Liabilities”); provided, however, that GECC shall not have any obligation with respect to Indemnified Liabilities arising solely and directly from the gross negligence or willful misconduct of the Collateral Agent or any other party to be indemnified under this Section 11.

Section 12.         Notices.

All demands, notices and communications hereunder shall be in writing and shall be delivered or mailed by registered or certified first class United States mail, postage prepaid, return receipt requested; hand delivery; prepaid courier service; or facsimile, and addressed in each case to the address set forth on the signature pages hereto, or at such other address as shall be designated by a party hereto in a written notice to the other parties hereto.

Section 13.         Amendment.

This Agreement may be amended from time to time by written agreement signed by the Trust, GECC and the Collateral Agent, but without the consent of any Secured Party, if such amendment does not materially and adversely affect such Secured Party. Additional Secured Parties may from time to time become parties hereto and Secured Parties hereunder by the execution of a Collateral Agency Supplement by such additional Secured Party, the Trust, the Collateral Agent and GECC. Upon execution of a Collateral Agency Supplement, the Trust shall promptly furnish a copy thereof to the other parties hereto.

Section 14.         Cumulative Rights.

The rights, powers and remedies of the Collateral Agent under this Agreement shall be in addition to all rights, powers and remedies given to the Collateral Agent by virtue of any statute or rule of law, or any other agreement, all of which rights, powers and remedies shall be cumulative and may be exercised successively or concurrently without impairing the Collateral Agent’s security interest in the Collateral.

Section 15.         Successors and Assigns.

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All rights of the Collateral Agent and the Trust under this Agreement shall inure to the benefit of the Collateral Agent and the Secured Parties and their successors and permitted assigns.

Section 16.         GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, AND GOVERNED BY, THE INTERNAL LAWS OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW BUT EXCLUDING TO THE MAXIMUM EXTENT PERMITTED BY LAW ALL OTHER RULES THEREOF RELATING TO CONFLICTS OF LAW).

Section 17.         WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

Section 18.         Non-Petition Covenant. Each of GECC and the Collateral Agent covenants and agrees that prior to the date which is one year and one day after the date upon which all obligations under each Financing have been paid in full, such person will not institute against, or join any other person in instituting against the Trust, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar law; provided, that the foregoing shall not limit any other right or remedy that the such person may have as a creditor of the Trust. This Section shall survive the termination of this Agreement or the resignation or removal of the Collateral Agent under this Agreement.

Section 19.         Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it, (b) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (c) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement.

Section 20.         Effect of Amendment and Restatement. It is the intent of the parties hereto that this Agreement shall, as of April 30, 2012 replace in its entirety the Original Collateral Agency Agreement; provided that the amendment of the Original Collateral Agency Agreement shall not affect any of the actions taken by or on behalf of the parties hereto prior to the date hereof.

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IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

GE TITLE AGENT LLC, as Collateral Agent

By	/s/ Frank Bilotta
	Name:	Frank Bilotta
	Title:	President

Address for Notices:
c/o Global Securitization Services, LLC
68 South Service Road, Suite 120
Melville, New York 11747
Attention: Frank Bilotta

Copy to:
General Counsel
GE Capital Transportation Finance
300 E. John W. Carpenter Freeway
Suite 510
Irving, Texas 750962

Amended and Restated

Collateral Agency Agreement

S-1

GE TF TRUST

By: WILMINGTON TRUST COMPANY, not in its individual capacity, but solely as UTI Trustee, as Administrative Trustee and as Delaware Trustee

By	/s/ Christopher M. Cavalli
	Name:	Christopher M. Cavalli
	Title:	Financial Services Officer

Address for Notices:
Rodney Square North
1100 N. Market Street
Wilmington, Delaware 19890

Amended and Restated

Collateral Agency Agreement

S-2

GENERAL ELECTRIC CAPITAL CORPORATION

By	/s/ Thomas A. Davidson
	Name:	Thomas A. Davidson
	Title:	Attorney-In-Fact

Address for Notices
General Counsel
GE Capital – Americas
207 Merritt 7
P.O. Box 5201
Norwalk, Connecticut 06851

Amended and Restated

Collateral Agency Agreement

S-3

EXHIBIT A

FORM OF COLLATERAL AGENCY SUPPLEMENT

This Collateral Agency Supplement, dated as of __________, ____ (as amended, supplemented or otherwise modified from time to time, this “Collateral Agency Supplement”), to the Amended and Restated Collateral Agency Agreement, dated as of April 30, 2012 (as heretofore amended, restated, supplemented or otherwise modified, the “Collateral Agency Agreement”), is among GE TF Trust, GE Title Agent, LLC, as collateral agent (in such capacity, the “Collateral Agent”), General Electric Capital Corporation (together with its permitted successors and assigns, “GECC”), all parties which have heretofore executed a supplement thereto as a Secured Party (each, a “Secured Party” and collectively, the “Secured Parties”) and _________ (“New Secured Party”).

WHEREAS, the Trust, GECC, the Collateral Agent and the Secured Parties have entered into the Collateral Agency Agreement and now desire to add an additional party to such Agreement.

NOW, THEREFORE, the parties agree as follows:

Section 1.          Collateral Agency Agreement. New Secured Party hereby acknowledges receipt of a copy of the executed Collateral Agency Agreement. New Secured Party hereby becomes (and is hereby designated by GECC) a Secured Party under the Collateral Agency Agreement. New Secured Party agrees to be bound by the terms thereof and hereby authorizes Collateral Agent to act on its behalf under the Collateral Agency Agreement with respect to its Designated Lease Assets set forth on Schedule I attached hereto.

Section 2.          Notice Addresses. Any notice to be given to New Secured Party shall be sent as set forth in the Collateral Agency Agreement to New Secured Party at the following address:

[New Secured Party]
____________________
____________________
____________________
Attention: __________
Telecopier no.: __________

Section 3.          Counterparts. This Collateral Agency Supplement may be executed in separate counterparts and by the different parties on different counterparts, each of which shall constitute an original and all of which when taken together shall constitute one and the same agreement.

Section 4.          GOVERNING LAW. THIS SUPPLEMENT SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, AND GOVERNED BY, THE INTERNAL LAWS OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW BUT EXCLUDING TO THE MAXIMUM EXTENT

Exh. A-1

PERMITTED BY LAW ALL OTHER RULES THEREOF RELATING TO CONFLICTS OF LAW).

Section 5.          WAIVER OF JURY TRIAL. EACH PARTY TO THIS SUPPLEMENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENT OR THE TRANSACTION CONTEMPLATED BY THIS SUPPLEMENT.

Exh. A-2

IN WITNESS WHEREOF, the parties hereto have caused this Collateral Agency Supplement to be duly executed by their respective officers duly authorized as of the day and year first above written.

GE TF TRUST

By:	WILMINGTON TRUST COMPANY,
not in its individual capacity, but solely as UTI
Trustee, as Administrative Trustee and as
Delaware Trustee
By:
Name:
Title:

GENERAL ELECTRIC CAPITAL CORPORATION

By:
Name:
Title:

GE TITLE AGENT LLC, as Collateral Agent

By:
Name:
Title:

NEW SECURED PARTY

By:
Name:
Title:

Exh. A-3

Schedule I

Sch. 1